UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  January 17, 2007


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


            Delaware          1-8400               75-1825172
(State of Incorporation) (Commission File Number)(IRS Employer
                                               Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)              (Zip Code)


                           (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.02  Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on January 17, 2007 by the Company as Exhibit 99.1 which is included herein. This press release was issued to report the Company's fourth quarter 2006 and full year results.



Item 9.01  Financial Statements and Exhibits

          (c)  Exhibits

                  Exhibit 99.1   Press Release of AMR dated January 17, 2007






                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  January 17, 2007



                          EXHIBIT INDEX


Exhibit        Description

               99.1 Press Release


                                                    Exhibit 99.1


                         CONTACT:       Andy Backover
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com

FOR RELEASE:  Wednesday, Jan. 17, 2007

Editor's Note: A live Webcast reporting fourth quarter results will be broadcast on the Internet on Jan. 17 at 2 p.m. EST.
(Windows Media Player required for viewing)

    AMR CORPORATION REPORTS 2006 NET PROFIT OF $231 MILLION,
         COMPANY'S FIRST ANNUAL PROFIT SINCE 2000 AND A
           $1.1 BILLION IMPROVEMENT OVER 2005 RESULTS

        $17 MILLION NET PROFIT IN FOURTH QUARTER IS THIRD
         CONSECUTIVE PROFITABLE QUARTER AND $617 MILLION
                IMPROVEMENT OVER YEAR-AGO RESULTS


     FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported a net profit of $17 million for the fourth quarter of 2006, or $0.07 per share fully diluted.
     The current quarter results compare to a net loss of $600 million, or $3.46 per share fully diluted, in the fourth quarter of 2005. Excluding the $191 million net charge for special items, AMR's fourth quarter 2005 net loss was $409 million, or $2.36 per share.
     For 2006, AMR posted a $231 million net profit, or $0.98 per share fully diluted, compared to a net loss of $857 million, or $5.18 per share fully diluted, in 2005. AMR's 2005 loss would have been $677 million excluding a $180 million net charge for special items.
     "By producing a fourth quarter and full year profit for the first time since 2000, the people of American Airlines made 2006 a proud milestone in our ongoing turnaround," said AMR Chairman and CEO Gerard Arpey. "We executed on every facet of our Turnaround Plan - from bolstering our financial and competitive positions to investing in our product and strengthening our employee pension plans. With the combined effort of the entire American Airlines team, we expect to build on our momentum in 2007."
     Arpey noted significant improvement to the Company's cash balance, a notable increase in the funding status of its defined benefit pension plans, and continued debt reduction as examples of AMR's strong momentum in 2006.
     AMR contributed $323 million to its defined benefit pension plans in 2006, including a $100 million contribution in the fourth quarter that went beyond the Company's 2006 funding requirement of $223 million. The Company's 2006 pension contributions, along with strong pension fund asset returns, helped to increase the assets held in trust for its defined benefit pension plans by $800 million to $8.5 billion at the end of 2006 and also helped to improve the accumulated benefit obligation funding status of AMR's pension plans to 85 percent, up from 78 percent at the end of 2005.
     AMR ended 2006 with $5.2 billion in cash and short-term investments, including a restricted balance of $468 million, compared to a balance of $4.3 billion in cash and short-term investments at the end of 2005, including a restricted balance of $510 million.
     The Company reduced total debt, which includes the principal amount of airport facility tax-exempt bonds and the present value of aircraft operating lease obligations, to $18.4 billion at the end of the fourth quarter of 2006, compared to $20.1 billion a year earlier. In addition to $1.2 billion in scheduled principal payments that AMR made in 2006, the Company purchased $190 million of its outstanding debt and lease obligations during the year. AMR reduced net debt, which is defined as total debt less unrestricted cash and short-term investments, from $16.3 billion at the end of 2005 to $13.6 billion at the end of 2006.
     AMR reported fourth quarter consolidated revenues of approximately $5.4 billion, an increase of 4.4 percent year over year. Consolidated 2006 revenues totaled $22.6 billion, an 8.9 percent increase over 2005 and a nearly 30 percent increase over the Company's $17.4 billion in total revenue in 2003, the year AMR launched its Turnaround Plan.
     In the fourth quarter, Other revenues, including sales from such sources as confirmed flight changes, buy-on-board food services, and third-party maintenance work, increased 11.7 percent year over year to $347 million.
     American's mainline load factor - or the percentage of total seats filled - was a record 78.8 percent during the fourth quarter, compared to 77.9 percent in the final quarter of 2005, and yield, which represents average fares, increased 4.0 percent compared to the fourth quarter of 2005. American's passenger revenue per available seat mile (unit revenue) for the fourth quarter increased 5.1 percent compared to the year-ago quarter.
For the full year, unit revenue improved 8.8 percent versus 2005.
     American's mainline cost per available seat mile (unit cost) in the fourth quarter was down 5.6 percent year over year.
Excluding fuel and special items, mainline unit cost for the fourth quarter increased 0.5 percent year over year. For the full year, mainline unit costs increased 3.8 percent from 2005, however, excluding fuel and special items, these costs increased by 1.3 percent.
     During the fourth quarter, AMR paid $120 million less for fuel than it would have paid at prices prevailing from the prior-year period. The Company estimates that its Fuel Smart conservation program helps American save more than 90 million gallons of fuel annually.
     "Our execution under all four tenets of our Turnaround Plan has improved our financial performance and allowed us to continue to meet our obligations to shareholders, lenders, employees and customers," Arpey said. "We have a lot of work left to do, but the track we are on today is the right track to position our company for long-term success."
     Highlights from 2006 include:

     Fourth Quarter
  * American Airlines Maintenance Services announced that it signed a four-year agreement, valued at more than $30 million, to provide services to Allegiant Air, a subsidiary of Allegiant
     Travel Company.

  * American said it will offer customers new choices in light meals, snacks and bottled water. The snacks and bottled water are available for purchase on all flights two hours or longer, and the light meals are available for purchase on flights three hours or longer.

  * American announced plans to invest $20 million in seat, cabin and entertainment upgrades on its entire fleet of Boeing 767-200 aircraft.

  * American made an additional $100 million contribution to its employees' defined benefit pension plans. The contribution was in addition to the $223 million it contributed to satisfy required pension funding obligations for 2006.

  * American introduced international check-in capabilities using airport self-service machines.

     Third Quarter
  * AMR recorded a net profit of $15 million, the first time in nearly six years that it had earned a profit in two consecutive quarters.

  *  American signed a 5-year service agreement with the U.S.
     Postal Service potentially worth $500 million in revenue to American, which is the largest single contract ever awarded to the Company's Cargo division.

  * Transport Workers Union (TWU) employees at American line maintenance bases and management set a goal to obtain $95 million of annual value creation for American by the end of 2008. Similar goals were announced earlier in 2006. In the second quarter of 2006, management and TWU Local 567 employees at the American Airlines Alliance Maintenance Base, including American's engine repair joint venture with Rolls Royce, set a goal to create $400 million in value by the end of 2008. In the first quarter of 2006, management, TWU Local 530 officials and employees at the American Airlines Maintenance & Engineering Base in Kansas City set a goal to obtain $150 million in value creation and to turn the base into a profit center by the end of 2007.

  * The collaboration over the past several years between management, unions and employees helped produce a positive result when Congress passed and President Bush signed a bill that enhances American's ability to fund its pension obligations.

  * American unveiled its Next-Generation Business Class, which features new lie-flat seats, a personal in-flight entertainment system with audio and video on demand, and other cabin upgrades.

     Second Quarter
  * AMR reported a second quarter net profit of $291 million, its most profitable quarter since 2000.

  * American said it would return 19 non-standard 757 aircraft, acquired from TWA, when their leases expire to save more than $50 million in annual lease costs.

  * As part of its ongoing effort to improve its balance sheet, AMR issued $400 million in common stock with the intention of using the proceeds for general corporate purposes.

  *  American launched daily nonstop service from Chicago O'Hare
     International Airport to Shanghai Pu Dong International Airport in Shanghai, China.


     First Quarter
  * American signed a strategic technology agreement with Lenovo to provide Admirals Club members with access to new Lenovo PCs.

     Editor's Note: AMR's Chairman, President and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, Jan. 17, from 2 p.m. to 2:45 p.m. EST. Following the analyst call, they will hold a question-and-answer conference call for media from 3 p.m. to 3:45 p.m. EST. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook,"
"may," "will," "should," and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and significantly reduce its costs; changes in economic and other conditions beyond the Company's control, and the volatile results of the Company's operations;
the Company's substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely competitive business environment faced by the Company, and historically low fare levels; competition with reorganized and reorganizing carriers; the Company's reduced pricing power; the Company's likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company's business strategy; government regulation of the Company's business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company's international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups;
increased insurance costs and potential reductions of available insurance coverage; the Company's ability to retain key management personnel; potential failures or disruptions of the Company's computer, communications or other technology systems; changes in the price of the Company's common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's
Annual Report on Form 10-K for the year ended December 31, 2005.

Detailed financial information follows:

                         AMR CORPORATION
              CONSOLIDATED STATEMENTS OF OPERATIONS
             (in millions, except per share amounts)
                           (Unaudited)

                              Three Months Ended December 31,   Percent
                                      2006        2005          Change
Revenues
 Passenger - American Airlines     $ 4,241     $ 4,080           3.9
           - Regional Affiliates       587         566           3.7
 Cargo                                 222         211           5.2
 Other revenues                        347         311          11.6
   Total operating revenues          5,397       5,168           4.4

Expenses
 Wages, salaries and
  benefits                           1,710        1,776         (3.7)
 Aircraft fuel                       1,450        1,585         (8.5)
 Other rentals and landing fees        316          306          3.3
 Depreciation and amortization         289          296         (2.4)
 Commissions, booking fees
  and credit card expense              237          264        (10.2)
 Maintenance, materials
  and repairs                          245          224          9.4
 Aircraft rentals                      157          148          6.1
 Food service                          122          119          2.5
 Other operating expenses              686          830        (17.3)
   Total operating expenses          5,212        5,548         (6.1)


Operating Income (Loss)                185         (380)           *


Other Income (Expense)
 Interest income                        78           45         73.3
 Interest expense                     (250)        (260)        (3.8)
 Interest capitalized                    8            6         33.3
 Miscellaneous - net                    (4)         (11)       (63.6)
                                      (168)        (220)       (23.6)

Income (Loss) Before Income Taxes       17         (600)            *
Income tax                               -            -             -
Net Income (Loss)                   $   17        $(600)            *


Earnings (Loss) Per Share
Basic                               $ 0.08       $(3.46)
Diluted                             $ 0.07       $(3.46)


Number of Shares Used in Computation
  Basic                                219          173
  Diluted                              247          173

*     Greater than 100%



                         AMR CORPORATION
                      OPERATING STATISTICS
                           (Unaudited)

                                         Three Months Ended
                                            December 31,        Percent
                                           2006       2005      Change
American Airlines, Inc. Mainline Jet Operations

  Revenue passenger miles (millions)     33,201     33,226        (0.1)
  Available seat miles (millions)        42,138     42,627        (1.1)
  Cargo ton miles (millions)                584        573         1.9
  Passenger load factor                   78.8%      77.9%         0.9 pts.
  Passenger revenue yield per
   passenger mile (cents)                 12.77      12.28         4.0
  Passenger revenue per available
   seat mile (cents)                      10.06       9.57         5.1
  Cargo revenue yield per ton
   mile (cents)                           38.01      36.78         3.3
  Operating expenses per available
   seat mile, excluding Regional
   Affiliates (cents) (1)                 10.92      11.57        (5.6)
  Fuel consumption (gallons, in
   millions)                                697        706        (1.3)
  Fuel price per gallon (cents)           187.6      202.1        (7.2)

Regional Affiliates
  Revenue passenger miles (millions)      2,451      2,359         3.9
  Available seat miles (millions)         3,387      3,262         3.8
  Passenger load factor                   72.4%      72.3%         0.1 pts.


AMR Corporation
Average Equivalent Number of Employees
    American Airlines                    71,700     74,000
    Other                                13,500     13,200
         Total                           85,200     87,200

(1) Excludes $654 million and $655 million of expense incurred related to Regional Affiliates in 2006 and 2005, respectively.

                         AMR CORPORATION
               NON-GAAP AND OTHER RECONCILIATIONS
                           (Unaudited)



American Airlines, Inc. Mainline Jet Operations     Three Months Ended
 (in millions, except as noted)                         December 31,
                                                      2006         2005
Total operating expenses                            $5,253       $5,588
Less: Operating expenses incurred
 related to Regional Affiliates                        654          655
Operating expenses excluding expenses
 incurred related to Regional Affiliates            $4,599       $4,933
American  mainline jet  operations
 available seat miles                               42,138       42,627

Operating expenses per available seat
 mile, excluding Regional
 Affiliates (cents)                                  10.92        11.57

Impact of special items (cents)                          -        (0.44)
Fuel cost per available seat mile (cents)            (3.10)       (3.35)
Operating expenses per available seat
 mile, excluding impact of special
 items and the cost of fuel (cents)                   7.82         7.78

Percent change                                        0.5%




 AMR Corporation
 Impact of Fuel Price Variance

   Average fuel price per gallon (cents)

        Three months ended December 31, 2006       187.8
        Three months ended December 31, 2005       203.3
   Change in price (cents)                         (15.5)
   2006 consumption (gallons, in millions)       x 772.4
   Impact of fuel price variance (in millions)   $(119.7)




Note: The Company believes that operating expenses per available
seat mile, excluding special   items and the cost of fuel, as
well as the impact of fuel price changes, assist investors in understanding the impact of fuel prices on the Company's operations, without regard to special items.




                         AMR CORPORATION
               NON-GAAP AND OTHER RECONCILIATIONS
                           (Unaudited)






AMR Corporation
Impact of Special Items                               Three Months Ended
(in millions, except per share amounts)                December 31, 2005

                                                       Amount         EPS

Net loss                                               $(600)     $ (3.46)
Impact of special items                                  191         1.10
Net loss excluding special items                       $(409)      $(2.36)



Note: The Company believes the loss excluding special items assists investors in understanding the impact of the special items on the Company's financial results.





                         AMR CORPORATION
              CONSOLIDATED STATEMENTS OF OPERATIONS
             (in millions, except per share amounts)
                           (Unaudited)

                                        Twelve Months Ended    Percent
                                           December 31,        Change
                                        2006       2005
Revenues
 Passenger - American Airlines       $17,862    $16,614          7.5
           - Regional Affiliates       2,502      2,148         16.5
 Cargo                                   827        784          5.5
 Other revenues                        1,372      1,166         17.7
    Total operating revenues          22,563     20,712          8.9

Expenses
 Wages, salaries and benefits          6,813      6,755          0.9
 Aircraft fuel                         6,402      5,615         14.0
 Other rentals and landing fees        1,283      1,262          1.7
 Depreciation and amortization         1,157      1,164         (0.6)
 Commissions, booking fees and
  credit card expense                  1,076      1,113         (3.3)
 Maintenance, materials and repairs      971        985         (1.4)
 Aircraft rentals                        606        591          2.5
 Food service                            508        507          0.2
 Other operating expenses              2,687      2,809         (4.3)
    Total operating expenses          21,503     20,801          3.4


Operating Income (Loss)                1,060        (89)           *

Other Income (Expense)
 Interest income                         279        149         87.2
 Interest expense                     (1,030)      (957)         7.6
 Interest capitalized                     29         65        (55.4)
 Miscellaneous - net                    (107)       (25)           *
                                        (829)      (768)         7.9


Income (Loss) Before Income Taxes        231       (857)           *
 Income tax                                -          -            -
Net Income (Loss)                    $   231     $ (857)           *



Earnings (Loss) Per Share
Basic                                $  1.13     $(5.18)
Diluted                              $  0.98     $(5.18)


Number of Shares Used in
Computation
  Basic                                  205        165
  Diluted                                264        165

*     Greater than 100%



                         AMR CORPORATION
                      OPERATING STATISTICS
                           (Unaudited)

                                                  Twelve Months Ended
                                                     December 31,      Percent
                                                    2006       2005    Change
American Airlines, Inc. Mainline Jet Operations
 Revenue  passenger miles (millions)             139,454    138,374     0.8
 Available seat miles (millions)                 174,021    176,112    (1.2)
 Cargo ton miles (millions)                        2,224      2,209     0.7
 Passenger load factor                             80.1%      78.6%     1.5 pts.
 Passenger revenue yield  per
  passenger mile (cents)                          12.81       12.01     6.7
 Passenger revenue per available
  seat mile (cents)                               10.26        9.43     8.8
 Cargo  revenue yield per ton mile (cents)        37.18       36.40     2.1
 Operating expenses per available
  seat mile, excluding Regional
  Affiliates (cents) (1)                          10.90       10.50     3.8
 Fuel consumption (gallons, in millions)          2,881       2,948    (2.3)
 Fuel price per gallon (cents)                    200.8       172.3    16.5

Regional Affiliates
 Revenue passenger miles (millions)               9,972       8,946    11.5
 Available seat miles (millions)                 13,554      12,714     6.6
 Passenger load factor                            73.6%       70.4%     3.2 pts.



(1) Excludes $2.7 billion and $2.5 billion of expense incurred related to Regional Affiliates in 2006 and 2005, respectively.


























                         AMR CORPORATION
               NON-GAAP AND OTHER RECONCILIATIONS
                           (Unaudited)




American Airlines, Inc. Mainline Jet Operations         Twelve Months Ended
                                                            December 31
(in millions, except as noted)                            2006         2005

Total operating expenses                               $21,675      $21,008
Less: Operating expenses incurred
 related to Regional Affiliates                          2,698        2,515
Operating expenses excluding expenses
 incurred related to Regional Affiliates               $18,977      $18,493
American  mainline jet  operations
available seat miles                                   174,021      176,112
Operating expenses per available seat
 mile, excluding expenses incurred
 related to Regional Affiliates (cents)                  10.90        10.50

Impact of special items (cents)                              -        (0.11)
Fuel cost per available seat mile (cents)                (3.32)       (2.91)
Operating expenses per available seat
 mile, excluding impact of special
 items and the cost of fuel (cents)                       7.58         7.48

Percent change                                            1.3%



Note: The Company believes that operating expenses per available
seat mile, excluding special   items and the cost of fuel, assists
investors in understanding the impact of fuel prices on the Company's operations, without regard to special items.


                         AMR CORPORATION
               NON-GAAP AND OTHER RECONCILIATIONS
                           (Unaudited)




AMR Corporation
Impact of Special Items                       Twelve Months Ended
(in millions, except per share amounts)        December 31, 2005
                                               Amount         EPS

Net loss                                       $(857)       $(5.18)
Impact of special items                          180          1.09
Net loss excluding special items               $(677)       $(4.09)



Note: The Company believes net loss excluding special items assists investors in understanding the impact of the special items on the Company's financial results.



AMR Corporation
Calculation of Net Debt                                As of December 31
(in millions, except as noted)                          2006        2005

Current and long-term debt                           $12,463     $13,607
Current and long-term capital lease obligations          927       1,088
Principal amount of certain airport
facility tax-exempt bonds and the
present value of aircraft operating
lease obligations                                      4,973       5,435
                                                      18,363      20,130
Less:  Unrestricted cash and short-term
investments                                            4,715       3,814

Net Debt                                             $13,648     $16,316


Note: The Company believes the Net Debt metric assists investors in understanding changes in the Company's liquidity and its progress in building a financial foundation under the Company's
Turnaround Plan.


Current AMR Corp. news releases can be accessed on the Internet.
               The address is:  http://www.aa.com

                               ###